UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2005
Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its chapter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

Today, Dr. William P. Acker, Chief Executive Officer ("CEO") of MTI MicroFuel Cells Inc. ("MTI Micro"), a majority-owned subsidiary of Mechanical Technology Incorporated ("MTI" or the "Company"), announced that he will step down from his position with MTI Micro effective upon MTI Micro hiring a new CEO. Dr. Acker will continue to serve as CEO until his successor is in place. Once his successor is in place, Dr. Acker will step down as CEO and will become an Advisor to MTI Micro for a period of 12 months. Dr. Acker will continue to serve as a member of the Board of Directors of MTI Micro, serving at the pleasure of the shareholders of MTI Micro, and will also serve as the Chairman of the Technology Committee.

Dr. Acker had an employment agreement with MTI Micro that provided 1) a base salary of $250,000; 2) an annual bonus of MTI Micro stock options as determined at the discretion of the Board of Directors; and 3) he would receive, if he is terminated without cause A) 100% of his base salary and benefits for one year, subject to reduction for any amounts earned in other employment, and B) be permitted to exercise any vested options on his date of termination and those options, if any, that would have vested within the twelve month period following the end of the month of his date of termination.

In connection with this succession plan Dr. Acker has entered into a new employment agreement with MTI Micro that provides 1) he will receive a base salary of $250,000 during his remaining term as CEO and during his 12-month term as Advisor, however, if he earns cash compensation from outside employment during the first six months of his term as Advisor his compensation will be subject to reduction for any cash amounts earned in excess of $5,000 per month from such outside employment; 2) any remaining unvested MTI or MTI Micro stock options will automatically vest upon the termination of his employment at the end of his role as Advisor; 3)upon termination of his employment all of his outstanding MTI and MTI Micro stock options will have their terms modified so that they will remain exercisable through December 31, 2009, unless he commences employment with a direct competitor of MTI Micro, in which case all options shall expire on the date he commences such employment.

Dr. Acker will receive no severance as a result of this change.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.133	Employment Agreement dated December 20, 2005 between William P. Acker and MTI MicroFuel Cells, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: December 21, 2005	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

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